UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2004

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-02517	75-0991164
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

4809 Cole Avenue, Suite 108		75205
Dallas, Texas		(Zip Code)
(Address of principal
executive offices)

        Registrant’s telephone number, including area code: (214) 559-3933

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

Below is a press release issued by Toreador on June 3, 2004 relating to a farm-out agreement between Toreador and Stratic Energy Corporation. The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

_________________

TOREADOR FARMS OUT INTEREST
IN BLACK SEA ACREAGE TO STRATIC ENERGY

        DALLAS, TEXAS – (June 3, 2004) – Toreador Resources Corporation (NASDAQ: TRGL; TSX: TRX) announces that it has farmed out 25% of its 49% working interest in eight contiguous permits offshore Turkey to Stratic Energy Corporation of Calgary, Alberta, Canada.

        Under terms of the farm-out agreement, Stratic will fund 25% of the costs of the Ayazli-1 exploratory well to earn a 12.25% working interest in the permits that comprise 962,000 acres in the western Black Sea. Toreador is responsible for 75% of the Ayazli-1 costs and will retain a 36.75% working interest in the well, which is located on the South Akcakoca prospect.

        As operator of the project, Toreador estimates the Ayazli-1‘s drilling costs at approximately $4.5 million and anticipates the well will be spudded in July in water depths of about 250 feet.

        “We are pleased that Stratic Energy is participating in our exploration of this promising Black Sea acreage where we have identified six distinct gas prospects to date,” said G. Thomas Graves III, Toreador President and Chief Executive Officer. “Stratic is an experienced explorer, and we look forward to a long-term working relationship with them.”

        TPAO, the Turkish national oil company, will be carried on the Ayazli-1 well for a 51% working interest and has an option to participate in additional wells on Toreador’s Black Sea prospects on this acreage for a 51% working interest.

ABOUT TOREADOR

        Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

ABOUT STRATIC ENERGY

        Stratic Energy Corporation is an internationally oriented crude oil and natural gas company active in the acquisition, exploration and development of hydrocarbon reserves, primarily in Africa, the Middle East and offshore the U.K. Stratic’s head office is located in Calgary, Alberta, Canada; the company has an operational office located in London. The company is listed on the TSX Venture Exchange under the symbol SE and currently has 62,991,661 common shares issued and outstanding.

        Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. Toreador undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

_________________

CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO
Crystal C. Bell, Investor Relations
214-559-3933 or 800-966-2141

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2004	TOREADOR RESOURCES CORPORATION By: /s/ G. Thomas Graves III G. Thomas Graves III, President and CEO